EXHIBIT 21

Subsidiaries of the Registrant

The following is a list of the significant subsidiaries of the Registrant as of July 28, 2006, all of which are wholly-owned:

                  State of
Parent                                 Incorporation

CBRL Group, Inc.                                 Tennessee

Subsidiaries

Cracker Barrel Old Country Store, Inc.                           Tennessee
Logan’s Roadhouse, Inc.                                    Tennessee
CBOCS Distribution, Inc.
(dba Cracker Barrel Old Country Store)                             Tennessee
CBOCS Properties, Inc.
(dba Cracker Barrel Old Country Store)                                                                                               Michigan
CBOCS West, Inc.
(dba Cracker Barrel Old Country Store)                                                                                               Nevada
Rocking Chair, Inc.                                                                                                                             Nevada